                                                                    EXHIBIT 99.3

             [LETTERHEAD OF DEALER, BANK, TRUST COMPANY OR NOMINEE]
                                                                       [ ], 2010

To our clients:

     Enclosed are the prospectus and other materials relating to a Rights
Offering by Tefron Ltd. Please carefully review the prospectus, which describes how you can participate in the Rights Offering. You will be able to exercise your subscription rights to purchase additional ordinary shares only during a limited period. You will find answers to some frequently asked questions about the Rights Offering beginning on page [__] of the prospectus. You should also refer to the detailed Instructions as to Use of Rights Certificates, which is attached to this letter. After exercising your subscription rights, you may not revoke that exercise.

     The following is a summary of the terms of the Rights Offering:

     o    You will receive one transferable subscription right for each 1.3429 ordinary shares you hold of record at the close of business on
          [_________], 2010 (the "Record Date"). If you hold one ordinary share, you will not receive any rights. Your rights will be aggregated for all the shares that you own on the Record Date and then rounded down to the nearest whole number, so that you will not receive fractional shares.

     o    You may purchase one ordinary share, par value NIS 10.0, of Tefron
          Ltd. for each whole subscription right you receive at a subscription price of $3.8 per share.

     o    The Rights Offering will expire at 5:00 p.m., Eastern Time, on
          [_____], 2010. If you do not exercise your subscription rights before that time, they will expire and will have no monetary value. You may revoke your exercise of your subscription rights at any time prior to the expiration of the Rights Offering.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER
OF ORDINARY SHARES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
EXERCISES OF SUBSCRIPTION RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND
PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any ordinary shares to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed prospectus and other materials. However, we urge you to read the prospectus and other enclosed materials carefully before instructing us to exercise your Subscription Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise subscription rights on your behalf in accordance with the provisions of the Rights Offering. THE RIGHTS OFFERING WILL EXPIRE AT
5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE, AND SO YOU ARE ENCOURAGED TO
FORWARD YOUR INSTRUCTIONS TO US BEFORE THE EXPIRATION DATE TO ALLOW US AMPLE
TIME TO ACT UPON YOUR INSTRUCTIONS. Once you have exercised your subscription right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Subscription Rights for any ordinary shares to which you are entitled, please so instruct us by timely completing, executing, and returning to us the Beneficial Owner Election
Form attached to this letter.

     WITH RESPECT TO ANY INSTRUCTIONS TO EXERCISE (OR NOT TO EXERCISE)
SUBSCRIPTION RIGHTS, THE ENCLOSED BENEFICIAL OWNER ELECTION FORM MUST BE
COMPLETED AND RETURNED SUCH THAT IT WILL BE ACTUALLY RECEIVED BY US BY 5:00
P.M., EASTERN TIME, ON [____________], 2010, THE LAST BUSINESS DAY PRIOR TO THE
SCHEDULED EXPIRATION DATE OF THE RIGHTS OFFERING OF [___________], 2010.

     Please indicate whether you wish to receive a separate subscription rights certificate issued to you by checking the appropriate box.

                               [_] Yes     [_] No

     If you have any questions concerning the Rights Offering, please feel free to contact us at [___________].

                                                        Very truly yours,

                                                        [___________]